Windstream Completes $580 Million Term Loan, Extending Maturity to 2024

Release date: Feb. 17, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. today announced that its wholly-owned subsidiary, Windstream Services, LLC (Windstream), completed a $580 million term loan due in February 2024 under its existing senior secured credit facilities. The proceeds were used to refinance existing term loans maturing in August 2019 and/or repay certain of its other debts.

“We were very pleased to see strong investor demand in this transaction. As a result of this financing, we have no debt maturities until 2020,” said Christie Grumbos, Windstream treasurer.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities, loans or indebtedness of Windstream or Windstream Holdings, Inc.

About Windstream

Windstream Holdings, Inc. (NASDAQ:WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 129,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements, including with respect to Windstream’s ability to incur the incremental term loans described in this press release, and incur them on the terms set forth herein, are based on estimates, projections, beliefs, and assumptions that Windstream and Windstream Holdings, Inc. believe are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors, including those described in filings by Windstream and Windstream Holdings, Inc. with the Securities and Exchange Commission, which can be found at www.sec.gov.

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Christie Grumbos, 501-748-3666
christie.grumbos@windstream.com